EXHIBIT 32.1

                              CAVIT SCIENCES, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned Chief Executive Officer and Principal Financial Accounting Officer of Cavit Sciences, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By: /s/ Colm J. King
   ------------------------------------------
   Colm J. King
   President, Chief Executive Officer
   and Principal Financial Accounting Officer

Date: November 14, 2008